Exhibit 1

Contacts:

George Sard/Jonathan Gasthalter/Renée Soto

Sard Verbinnen & Co.

(212) 687-8080

RISKMETRICS GROUP – ISS GOVERNANCE SERVICES (ISS) RECOMMENDS CSX SHAREHOLDERS ELECT FOUR TCI/3G BOARD NOMINEES

New York, June 17, 2008 – The Children’s Investment Fund Management (UK) LLP (“TCI”) and 3G Capital Partners, Ltd. (“3G”) today announced that RiskMetrics Group – ISS Governance Services (“ISS”), the leading independent proxy voting advisory and corporate governance services firm, has recommended that shareholders of CSX Corp. (NYSE: CSX) vote on TCI/3G’s BLUE proxy card to elect four of the Group’s nominees – Alex Behring, Christopher Hohn, Gil Lamphere and Tim O’Toole – to the Board of Directors of CSX at its 2008 Annual Meeting of Shareholders on June 25.

In its analysis, ISS noted: “Based on the company’s lagging operational performance and the troubling corporate governance implications of the company’s aggressive proxy fight defense, and the dissident nominees’ track record, skill sets and experience (as well as the numerous additional factors detailed at length herein), on balance we recommend that CSX shareholders support four dissident nominees: Hohn, Behring, Lamphere and O’Toole.”

TCI and 3G said: “We are very pleased that ISS has recognized the need to strengthen the CSX Board and recommended that shareholders elect our superior candidates.  As shareholders with an approximately $5 billion investment, we remain concerned that CSX will not reach its full potential to create shareholder value unless all five of our highly qualified director nominees, with their significant railroad experience, are added to the CSX Board to hold management accountable for its performance.  Each of our proposed directors is firmly committed to working with other CSX board members and management to effect positive change at CSX and improve operations for the benefit of all CSX’s stakeholders.”

TCI/3G strongly encourages CSX shareholders to sign, date, and return the BLUE proxy card and vote FOR Alex Behring, Christopher Hohn, Gil Lamphere, Tim O’Toole and Gary Wilson.  Shareholders who have questions, or need assistance voting their shares, should call TCI and 3G’s proxy solicitor, D.F. King, toll-free at 800-967-7635.  For more information on how to vote, as well as other proxy materials, please visit www.StrongerCSX.com.

About TCI

TCI is a London-based asset manager founded in 2003 which manages The Children’s Investment Master Fund.  TCI makes long-term investments in companies globally.  The management company is authorized and regulated in the United Kingdom by the Financial Services Authority.  The majority of TCI’s profits go to The Children’s Investment Fund Foundation, a non-profit organization focused on improving the lives of children living in poverty in developing countries.

About 3G

3G manages a private investment fund that invests in global equities and special situations.  3G Fund L.P. leverages its deep industry and operating expertise in different sectors to identify attractive, long-duration investment opportunities.

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THIS PRESS RELEASE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESS RELEASE, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE CHILDREN’S INVESTMENT FUND MANAGEMENT (UK) LLP, THE CHILDREN’S INVESTMENT FUND MANAGEMENT (CAYMAN) LTD., THE CHILDREN’S INVESTMENT MASTER FUND, 3G CAPITAL PARTNERS LTD., 3G CAPITAL PARTNERS, L.P., 3G FUND L.P., CHRISTOPHER HOHN, ALEXANDRE BEHRING, GILBERT LAMPHERE, TIMOTHY O’TOOLE AND GARY WILSON (COLLECTIVELY, THE “PARTICIPANTS”), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO CSX CORPORATION. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.

THE PARTICIPANTS ASSUME NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION. THE PARTICIPANTS RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE PARTICIPANTS DISCLAIM ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THIS PRESS RELEASE DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. THE PARTICIPANTS INCLUDE FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING – BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE OF THE PARTICIPANTS FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.

ALL CSX STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE ISSUER FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF THE ISSUER AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SEC ON APRIL 28, 2008.

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